RANGER PREDECESSOR

CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM JANUARY 1, 2013 TO JUNE 27, 2013

Ranger Predecessor

Table of Contents

Independent Auditor's Report

The Members
Ranger Predecessor
Alpharetta, Georgia

We have audited the accompanying consolidated financial statements of Ranger Predecessor which comprise the consolidated statements of operations, changes in members' equity (deficit) and cash flows for the period from January 1, 2013 to June 27, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the operations of Ranger Predecessor and their cash flows for the period from January 1, 2013 to June 27, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Milwaukee, Wisconsin
July 16, 2014

Ranger Predecessor
Consolidated Statement of Operations
For the Period from January 1, 2013 to June 27, 2013
(Dollars in thousands)

Revenues		
Resident fee income	$	47,037
Total revenues		47,037
Expenses		
Interest expense		7,254
Operating expenses		32,838
Depreciation and amortization		5,518
Total expenses		45,610
Income from operations		1,427
Benefit (provision) for income taxes		335
Net income	$	1,762

See accompanying notes to the consolidated financial statements.

Ranger Predecessor
Consolidated Statement of Changes in Members' Equity (Deficit)
(Dollars in thousands)

Balance as of January 1, 2013	$	(24,644)
Distributions		(5,861)
Net income		1,762
Balance as of June 27, 2013	$	(28,743)

See accompanying notes to the consolidated financial statements.

Ranger Predecessor
Consolidated Statement of Cash Flows
For the Period from January 1, 2013 to June 27, 2013
(Dollars in thousands)

Cash flows from operating activities		
Net income	$	1,762
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization		5,518
Amortization of deferred financing costs		1,362
Changes in assets and liabilities:		
Changes in restricted cash		268
Receivables		(214)
Other assets		(641)
Accounts payable and accrued expenses		(2,231)
Net cash provided by operating activities		5,824
Cash flows from investing activities:		
Improvements of operating real estate		(860)
Net cash used in investing activities		(860)
Cash flows from financing activities:		
Repayment of mortgage notes		(2,478)
Distributions		(5,861)
Net cash used in financing activities		(8,339)
Net decrease in cash and cash equivalents		(3,375)
Cash and cash equivalents, beginning of period		3,724
Cash and cash equivalents, end of period	$	349
Supplemental disclosure of cash flow information:		
Cash paid for interest	$	6,033

See accompanying notes to the consolidated financial statements.

Ranger Predecessor
Notes to Consolidated Financial Statements

1. Formation and Organization

The Ranger Predecessor ("Ranger" or "Company") portfolio is comprised of 36 properties and was part of an equity and asset acquisition from LSREF Golden Investments, LLC ("Golden") on June 28, 2013. Refer to Note 8. The portfolio owns and operates each of these facilities, engaging several third party companies to manage the operations.

2. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.

Operating Real Estate

Operating real estate is carried at historical cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life.

Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Buildings and improvements	30 years
Land improvements	15 years
Furniture, fixtures and equipment	5 to 7 years

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Cash and cash equivalents may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.

Restricted Cash

Restricted cash consists of mortgage escrow balances required under the borrowing agreements for taxes, insurance and capital expenditures. The Company mitigates its risk by placing restricted cash with major financial institutions.

Deferred Costs

Deferred costs include deferred financing costs and deferred lease costs. Deferred financing costs represent commitment fees, legal and other third-party costs associated with obtaining financing. These costs are amortized to

interest expense over the term of the financing using the straight-line method, which approximates the effective interest rate method. Unamortized deferred financing costs are expensed when the associated borrowing is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period such financing transaction was terminated.

Revenue Recognition

Resident fees from operating real estate includes charges for basic rent and program services at varying levels of care which may include housekeeping, insurance, laundry facilities, maintenance services, meals, property taxes, security monitoring, transportation, use of common areas and utilities. The leases are for fixed short terms and generally provide for annual rentals.

Fair Value

The Company follows fair value guidance in accordance with U.S. GAAP to account for its financial instruments. The Company categorizes its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Financial assets and liabilities are categorized based on the inputs to the valuation techniques as follows:

Level 1. Quoted prices for identical assets or liabilities in an active market.

Level 2. Financial assets and liabilities whose values are based on the following:

a) Quoted prices for similar assets or liabilities in active markets.

b) Quoted prices for identical or similar assets or liabilities in non-active markets.

c) Pricing models whose inputs are observable for substantially the full term of the asset or liability.

d) Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Impairment

The Company's operating real estate is reviewed on an annual basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if the Company's estimate of the aggregate future undiscounted cash flows to be generated by the property is less than the carrying value of the property. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the property over the estimated fair value of the property. The Company did not record impairment on real estate for the period ending June 27, 2013.

Credit Losses

Amounts due from residents are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Based upon information available to the Company, management believes the immaterial allowance is adequate for the period ending June 27, 2013.

Income Taxes

The Company includes properties that are owned by companies elected to be taxed as real estate investment trusts ("REITs") for U.S. Federal tax purposes under sections 856 through 860 of the Internal Revenue Code. A REIT is generally not subject to Federal income taxes provided it continues to satisfy certain requirements concerning its sources of income, the nature of its assets, the amounts distributed to its shareholders and the ownership of its shares. If it fails to qualify as a REIT in any taxable year, it may be subject to Federal income tax. Each of the REIT subsidiaries owns one or more operating companies that have elected to be taxable REIT subsidiaries ("TRS") which are taxed as U.S. Corporations for Federal income tax purposes.

The operating companies are TRS entities and are taxed as corporations. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The guidance also addresses how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements and requires the accounting and disclosure of tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax positions are "more likely than not" of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Management is required to analyze all open tax years, as defined by the statute of limitation, for all major jurisdictions, which includes federal and certain states. The Company has no examinations in progress and none are known at this time. As of June 27, 2013, management of the Company has reviewed all open tax years, 2010 to 2012, and major jurisdictions and concluded that there is no impact to the Company's consolidated financial positions. There is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken in future tax returns.

3. Operating Real Estate

The following table presents operating real estate, net as of June 27, 2013 (dollars in thousands):

		June 27, 2013
Land	$	19,075
Land improvements		118
Building and improvements		239,626
Equipment		14,177
		272,996
Accumulated depreciation		(45,902)
	$	227,094

Depreciation expense for the period January 1, 2013 to June 27, 2013 was $5.5 million.

4. Borrowings

The following table summarizes the Company's borrowings as of June 27, 2013 (dollars in thousands):

	Final Stated Maturity	Contractual Interest Rate		Principal Amount
Mortgage payable 1	Nov-14	Fixed Rate 4.40%	$	225,523
Mortgage payable 2	Nov-14	Fixed Rate 5.70%		33,743
Total borrowings			$	259,266

Scheduled principal payments as of June 27, 2013 are as follows (dollars in thousands):

June 28, 2013 to December 31, 2013	$	2,505
2014		256,761
	$	259,266

Mortgage payable 1 is cross-collateralized and secured by 30 operating communities. The loan requires monthly interest and principal payments based on a 25-year amortization schedule, with all unpaid principal and interest due at maturity in November 2014. Mortgage payable 2 is cross collateralized with 6 operating communities and has the same amortization and servicing requirements as Mortgage payable 1. As of June 27, 2013, the Company believes it is in compliance with all of its financial covenants.

5. Related Party Transactions

Hudson Americas LLC, an affiliate of Golden, provides asset management services to the Company and earns an asset management fee between 0.25% - .50% of assets per annum as defined by the asset management agreement. Total fees incurred for the period January 1, 2013 to June 27, 2013 were $0.3 million and were recorded in operating expenses on the consolidated statement of operations.

6. Income Taxes

The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates.

The consolidated financial statements include various entities, some of which are not subject to tax, including REITs and LLCs filing as partnerships and disregarded entities for tax purposes. The provision for income taxes includes only those TRS entities subject to income tax as a U.S. corporation. Taxable loss related to the TRS entities was $1.1 million for the period January 1, 2013 to June 27, 2013.

The accompanying consolidated statement of operations reflects the consolidated income tax provision of the Company.

The following table summarizes the Company's income tax provision (benefit) for the period ended June 27, 2013 (dollars in thousands):

Current	$	116
Deferred		(451)
Total	$	(335)

The following table summarizes the Company's significant items that make up deferred tax assets and liabilities (dollars in thousands):

Current deferred tax assets		
Allowance for bad debt	$	57
Advance rent received		186
Accrued vacation pay		186
Total current deferred tax assets		429
Non-current deferred tax assets		
Net operating loss		6,325
Depreciation and amortization		22
Total non-current deferred tax assets		6,347
Net deferred tax asset before valuation allowance		6,776
Valuation allowance		(6,325)
Net deferred tax asset	$	451

Due to the effect of section 382 of the Internal Revenue Code of 1986 and similar state provisions created by the ownership change at June 28, 2013, and ownership changes that are expected to occur in the future, the Company attributes no value to any net operating loss carryforwards acquired as of the acquisition date or generated during the period from acquisition through the end of the year.

7. Commitments and Contingencies

The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the Company's financial position or results of operations.

8. Subsequent Events

On June 28, 2013, the Company was sold to FC Ranger, LLC for $376.0 million.

The acquisition from five REIT holding companies and their TRS subsidiaries, which liquidated on September 30, 2013, included 30 properties while six of the facilities were part of an asset acquisition that also included the operations.

The Company has evaluated events and transactions that may have occurred since June 27, 2013 through July 16, 2014, the date the consolidated financial statements were available for issuance. Management has determined that, other than as noted above, there are no other material events that would require disclosure in the Company's consolidated financial statements.